UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2004

HARRAH’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10410	62-1411755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

ONE HARRAH’S COURT LAS VEGAS, NEVADA		89119
(Address of Principal Executive Offices)		(Zip Code)

(702) 407-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5.                             OTHER EVENTS AND REGULATION FD DISCLOSURE.

On May 19, 2004, the Registrant completed the previously announced sale of the outstanding limited and general partnership interests of Red River Entertainment of Shreveport Partnership in Commendam, which operates the Registrant’s Harrah’s Shreveport Hotel and Casino property to Boyd Gaming Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRAH’S ENTERTAINMENT, INC.

Date: May 21, 2004	By:	/s/ SCOTT E. WIEGAND
	Name:	Scott E. Wiegand
	Title:	Vice President, Associate General Counsel, and Corporate Secretary